CSX
CORPORATION

CSX FLASH
QUARTERLY FINANCIAL REPORT

FIRST QUARTER 2006

EXHIBIT 99.2

CSX Reports 56 Percent Increase
in EPS from Continuing Operations
Jacksonville, Fla., April 18, 2006 — CSX Corporation (NYSE: CSX) today reported first quarter 2006 net earnings of $245 million, or $1.06 per share, a 56 percent increase in earnings per share from continuing operations versus the same quarter last year. Earnings per share from last year’s first quarter included a $1.88 per-share gain on the sale of the Company’s discontinued operations.
First quarter 2006 earnings were driven by stronger Surface Transportation results, which include the Company’s rail and intermodal businesses.
     First Quarter Surface Transportation Highlights:
•	Record revenues of $2.3 billion on strong overall demand.

•	Record operating income of $487 million, up 39 percent from the same quarter last year.

•	Record first quarter operating ratio of 79.1 percent, improved 4.2 points from the last year’s first quarter.
“CSX continued to improve its underlying business performance in a strong demand environment,” said Michael J. Ward, CSX Corporation chairman and chief executive officer. “Most notably, our rail operations showed solid improvements in safety, service and efficiency as we continued to execute the ONE Plan with consistency.”
The Company also remained on schedule with capacity expansions, announced last August, to further enable service improvement and volume growth in attractive corridors of the Northeast and Southeast markets. Approximately one third of the projects are underway and will be completed this year, with the balance to be completed in 2007.
“CSX employees continue to gain momentum in all of the critical areas of our strategy, from revenue improvement to operating discipline,” said Ward. “We will see growth in volumes and profitability as the rail renaissance unfolds, service levels continue to improve and our capacity expansions come online.”
CSX executives will provide additional perspective on the quarterly results in the Company’s earnings conference call, beginning at 8:30 a.m. Eastern Time tomorrow. Those interested in participating may dial 866-248-8494 and ask for the CSX earnings call. Participants should dial in 10 minutes prior to the call. A live webcast and presentation materials will also be available on the Company’s website at www.csx.com in the Investors section. Due to a difference in the transmission times between phone and internet, participants are encouraged to view the presentation in one mode only.

In addition, detailed financial information is contained in the CSX Flash report, which is also posted on the website and furnished on Form 8-K with the Securities and Exchange Commission (SEC).
CSX Corporation, based in Jacksonville, Fla., is one of the leading transportation companies, providing rail, intermodal and rail-to-truck transload services. The Company’s transportation network spans 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports. More information about CSX Corporation and its subsidiaries is available at the Company’s website, www.csx.com.
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This press release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” and similar expressions. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements.
Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the Company’s success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the Company. Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the Company’s website at www.csx.com.

CSX Corporation
CONSOLIDATED STATEMENT OF EARNINGS (Unaudited)
(Dollars in Millions, Except Per Share Amounts)

		Quarters Ended
		Mar. 31,	Apr. 1,
		2006	2005	$ Change

Surface	Revenue	$2,331	$2,108	$223
Transportation	Expense
	Labor and Fringe	718	694	24
	Materials, Supplies and Other	463	472	(9)
	Depreciation	211	203	8
	Fuel	253	179	74
	Building and Equipment Rent	124	135	(11)
	Inland Transportation	56	54	2
	Conrail Rents, Fees and Services	19	20	(1)

	Total Expense	1,844	1,757	87

	Surface Transportation Operating Income	487	351	136

	Other Operating Income	9	3	6

Consolidated	Consolidated Operating Income	496	354	142

	Other Income (Expense), net	(3)	(2)	(1)
	Interest Expense	(98)	(114)	16

	Earnings From Continuing Operations Before Income Taxes	395	238	157

	Income Tax Expense	(150)	(84)	(66)

	Earnings From Continuing Operations	245	154	91

	Discontinued Operations — Net of Tax (Note a)	—	425	(425)

	Net Earnings	$245	$579	$(334)

Earnings Per	Earnings Per Share, Assuming Dilution:
Common Share	From Continuing Operations	$1.06	$0.68	$0.38
	Discontinued Operations	—	1.88	(1.88)

	Net Earnings	$1.06	$2.56	$(1.50)

	Average Diluted Common Shares Outstanding (Thousands)	232,182	226,246

	Cash Dividends Paid Per Common Share	$0.13	$0.10

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Prior periods have been reclassified to conform to the current year presentation.
(a)	In the first quarter of 2005, CSX sold its International Terminals business for net cash proceeds of $998 million. As a result, CSX recognized earnings from discontinued operations of $425 million after tax, which includes $428 million of after tax gain on sale and a $3 million after tax first quarter 2005 loss on operations of the International Terminals business.

(b)	Other Financing Activities on the Consolidated Cash Flow Statement increased $96 million versus the first quarter of 2005, primarily due to stock option exercises which provide a source of cash to the Company in exchange for shares.

CSX Corporation
CONSOLIDATED BALANCE SHEET
(Dollars in Millions)

		(Unaudited)
		Mar. 31,	Dec. 30,
		2006	2005

Assets	Cash and Cash Equivalents	$376	$309
	Short-term Investments	337	293
	Accounts Receivable — Net	1,202	1,202
	Materials and Supplies	208	199
	Deferred Income Taxes	217	225
	Other Current Assets	107	144

	Total Current Assets	2,447	2,372

	Properties	26,850	26,538
	Accumulated Depreciation	(6,565)	(6,375)

	Properties — Net	20,285	20,163

	Investment in Conrail	607	603
	Affiliates and Other Companies	311	304
	Other Long-term Assets	769	790

	Total Assets	$24,419	$24,232

Liabilities and	Accounts Payable	$965	$954
Shareholders’ Equity	Labor and Fringe Benefits Payable	433	565
	Casualty, Environmental and Other Reserves	309	311
	Current Portion of Long-term Debt	912	936
	Short-term Debt	4	1
	Income and Other Taxes Payable	237	102
	Other Current Liabilities	94	110

	Total Current Liabilities	2,954	2,979

	Casualty, Environmental and Other Reserves	678	653
	Long-term Debt	5,045	5,093
	Deferred Income Taxes	6,081	6,082
	Other Long-term Liabilities	1,386	1,471

	Total Liabilities	16,144	16,278

	Shareholders’ Equity:
	Common Stock $1 Par Value	222	218
	Other Capital	1,871	1,751
	Retained Earnings	6,479	6,262
	Accumulated Other Comprehensive Loss	(297)	(277)

	Total Shareholders’ Equity	8,275	7,954

	Total Liabilities and Shareholders’ Equity	$24,419	$24,232

See accompanying Notes to Consolidated Financial Statements on page 3.

CSX Corporation
CONSOLIDATED CASH FLOW STATEMENT (Unaudited)
(Dollars in Millions)

		Quarters Ended
		Mar. 31,	Apr. 1,
		2006	2005

Operating Activities	Net Earnings	$245	$579
	Adjustments to Reconcile Net Earnings to Net Cash Provided:
	Depreciation	212	209
	Deferred Income Taxes	26	8
	Gain on Sale of International Terminals- Net of Tax (Note a)	—	(428)
	Insurance Proceeds	50	—
	Other Operating Activities	50	(59)
	Changes in Operating Assets and Liabilities:
	Accounts Receivable	(70)	(14)
	Other Current Assets	2	(41)
	Accounts Payable	42	84
	Income and Other Taxes Payable	39	31
	Other Current Liabilities	(151)	(60)

	Net Cash Provided by Operating Activities	445	309

Investing Activities	Property Additions	(367)	(167)
	Net Proceeds from Sale of International Terminals	—	1,108
	Purchase of Minority Interest in International Terminals Subsidiary	—	(110)
	Purchase of Short-term Investments	(416)	(1,093)
	Proceeds from Sales of Short-term Investments	378	305
	Other Investing Activities	(15)	—

	Net Cash (Used by) Provided by Investing Activities	(420)	43

Financing Activities	Short-term Debt — Net	2	(97)
	Long-term Debt Issued	3	26
	Long-term Debt Repaid	(71)	(112)
	Dividends Paid	(29)	(22)
	Other Financing Activities (Note b)	137	41

	Net Cash Provided by (Used by) Financing Activities	42	(164)

Cash and Cash	Net Increase in Cash and Cash Equivalents	67	188
Equivalents
	Cash and Cash Equivalents at Beginning of Period	309	522

	Cash and Cash Equivalents at End of Period	$376	$710

See accompanying Notes to Consolidated Financial Statements on page 3.

CSX Corporation
SURFACE TRANSPORTATION DETAIL (Unaudited)
(Dollars in Millions)
Quarters Ended March 31, 2006 and April 1, 2005

					Surface
	Rail		Intermodal		Transportation

	2006	2005	2006	2005	2006	2005	$ Change

Revenue	$1,997	$1,779	$334	$329	$2,331	$2,108	$223
Expense
Labor and Fringe	698	674	20	20	718	694	24
Materials, Supplies and Other	419	418	44	54	463	472	(9)
Depreciation	201	193	10	10	211	203	8
Fuel	253	179	—	—	253	179	74
Building and Equipment Rent	93	101	31	34	124	135	(11)
Inland Transportation	(111)	(105)	167	159	56	54	2
Conrail Rents, Fees and Services	19	20	—	—	19	20	(1)

Total Expense	1,572	1,480	272	277	1,844	1,757	87

Surface Transportation Operating Income	$425	$299	$62	$52	$487	$351	$136

Surface Transportation Operating Ratio	78.7%	83.2%	81.4%	84.2%	79.1%	83.3%

Other Operating Income					$9	$3

Consolidated Operating Income					$496	$354

Surface Transportation expenses increased $87 million from last year’s first quarter. Significant variances are described below.
Labor and Fringe expenses increased due to higher staffing levels as well as the impact of increased inflation. Other labor and fringe expense increases were more than offset by improved productivity in train operations, as overtime and other crew expenses were reduced with the improved operational fluidity.
Materials, Supplies and Other expenses decreased overall primarily from Intermodal costs in last year’s first quarter that were not repeated this quarter related to sales tax and other items. Rail expenses were flat as material and other inflation was largely offset by productivity gains (for instance, as railroad measurements improve locomotives from other railroads are used less and therefore drive down expense).
Depreciation is higher due to an increase in the asset base.
Fuel increased due to higher fuel prices and less fuel hedge benefit versus the first quarter of last year.
Building and Equipment Rent decreased due to a reduction in railcar lease expense. This was a direct result of the improvement in operational fluidity, which drove improvements in shipment cycle-time and reduced the number of cars-on-line.
Other Operating Income increased primarily due to net gains from equipment sales of the former container shipping business. Also included are gain amortization on the CSX Lines conveyance, net sub-lease income from assets formerly included in the marine services segment, and other items.

CSX Corporation
SURFACE TRANSPORTATION VOLUME AND REVENUE
Volume (Thousands); Revenue (Dollars in Millions); Revenue Per Unit (Dollars)
Quarters Ended March 31, 2006, and April 1, 2005

	Volume			Revenue			Revenue Per Unit
	2006	2005	% Change	2006	2005	% Change	2006	2005	% Change

Chemicals	135	140	(4)%	$295	$275	7%	$2,185	$1,964	11%
Emerging Markets	124	115	8	134	117	15	1,081	1,017	6
Forest Products	106	113	(6)	191	176	9	1,802	1,558	16
Agricultural Products	96	92	4	157	137	15	1,635	1,489	10
Metals	94	93	1	164	138	19	1,745	1,484	18
Phosphates and Fertilizers	88	117	(25)	90	90	—	1,023	769	33
Food and Consumer	64	63	2	118	105	12	1,844	1,667	11

Total Merchandise	707	733	(4)	1,149	1,038	11	1,625	1,416	15

Coal	456	437	4	552	482	15	1,211	1,103	10
Coke and Iron Ore	20	21	(5)	27	24	13	1,350	1,143	18

Total Coal	476	458	4	579	506	14	1,216	1,105	10

Automotive	127	125	2	231	208	11	1,819	1,664	9

Other	—	—	—	38	27	41	—	—	—

Total Rail	1,310	1,316	—	1,997	1,779	12	1,524	1,352	13

International	302	316	(4)	132	132	—	437	418	5
Domestic	214	212	1	186	173	8	869	816	6
Other	—	—	—	16	24	(33)	—	—	—

Total Intermodal	516	528	(2)	334	329	2	647	623	4

Total Surface Transportation	1,826	1,844	(1)%	$2,331	$2,108	11%	$1,277	$1,143	12%

Surface Transportation revenue for the first quarter 2006 results represents the 16th consecutive quarter of year-over-year revenue growth. The strong pricing environment continues as all major markets experienced revenue gains.
Merchandise — Chemicals — Volume largely returned to pre-hurricane levels but was still below the prior year comparable quarter as high raw material costs continue to be a concern for domestic producers. Emerging Markets — Strong demand for aggregate products, such as rock, salt, and sand, and movement of municipal waste propelled volume increases partially offset by lower volumes in cement due to production interruptions. Forest Products — Volume declined due to weakness in the printing market as well as production downtimes at several brown paper mills. Substitution effects from newsprint to electronic media continues to reduce the demand for paper. These declines were partially offset by strength in the lumber market as warm weather helped increase housing starts despite recent signs of slowing housing activities. Agricultural Products — Both volumes and revenues improved due to increased movements of soybeans. In addition, volume of ethanol moving into the Northeast increased as there was higher demand for this fuel additive. Metals — Domestic demand continued to drive strong steel production throughout the quarter. Slight volume gains, strong pricing actions, and fuel surcharge coverage increases delivered 19% revenue growth. Phosphate and Fertilizer — Short-haul, lower revenue per car, phosphate volume decreased significantly due to temporary plant shutdowns resulting from lower international demand. The loss of this short-haul traffic, and an increase in longer haul domestic phosphate volume, combined for a favorable impact on revenue per unit and flat overall revenue. Food and Consumer — Volume in this segment (which includes the transportation of refrigerated products, canned goods, building products and transportation equipment) increased due to strong growth of shipments of canned goods, rice, beans, beer and wine and strength in deliveries of newly finished customer freight cars.
Coal — Revenue and volume were up on strong demand across all markets, except for the export market. Electricity generation was down 1% in CSXT-served markets due to warmer weather conditions, however, volume increased as utilities continue to rebuild inventories.
Automotive — North American light vehicle production was favorable. Market share continues to shift from the Big 3 to the new domestic manufacturers (foreign brands produced domestically). Automotive revenue per unit increased due to price escalation and fuel surcharge.
Intermodal — International — Although volume improved with several international customers, overall volume decreased predominantly due to the merger of two key accounts and continued yield management initiatives. Continued strength in pricing is partially offsetting the loss of higher revenue per unit traffic in long-haul markets.
Domestic — Volume was up due to strength in the truckload market offsetting some known reductions in the parcel segment. The strong pricing environment continues, resulting in increased revenue per unit of 6%.

CSX Corporation
RAIL OPERATING STATISTICS (Estimated)

		First Quarter
		2006	2005	% Change

Coal	Domestic:
(Millions of Tons)	Utility	40.4	37.1	9%
	Other	5.1	5.3	(4)

	Total Domestic	45.5	42.4	7
	Export	3.2	3.8	(16)

	Total	48.7	46.2	5

Revenue Ton-Miles	Merchandise	35.0	34.2	2
(Billions)	Automotive	2.3	2.2	5
	Coal	21.6	20.8	4
	Intermodal	5.1	5.0	2

	Total	64.0	62.2	3

Gross Ton-Miles	Total Gross Ton-Miles
(Billions)	(Excludes locomotive gross ton-miles)	118.8	116.7	2

Service Measurements	Personal Injury Frequency Index (Per 200,000 Man Hours)	1.38	1.65	16
	FRA Train Accidents Frequency (Per Million Train Miles)	3.61	5.02	28

	On -Time Originations	74.4%	49.9%	49
	On -Time Arrivals	61.3%	37.7%	63

	Average System Dwell Time (Hours) (a)	26.6	30.0	11
	Average Total Cars-On-Line	224,299	234,209	4

	Average Velocity, All Trains (Miles Per Hour)	20.0	19.5	3

	Average Recrews (Per Day)	58	65	11

Resources	Route Miles	21,287	21,884	(3)
	Locomotives (Owned and long-term leased)	3,780	3,708	2
	Freight Cars (Owned and long-term leased)	102,794	104,735	(2)
(a) Beginning October 2005, the American Association of Railroads adopted a new dwell calculation in an effort to standardize reporting across U.S. railroads. Beginning in the second quarter of 2006 and forward, CSX will adopt this new method. If CSX had used this new method in the first quarter of 2006, average system dwell time would have been 26.1 hours for that period versus 26.6 hours as shown above.
SURFACE TRANSPORTATION FUEL STATISTICS

	First Quarter
	2006	2005

Diesel No. 2:
Estimated Fuel Consumption (Millions of Gallons)	156.9	157.3
Price Per Gallon (Dollars)	$1.6077	$1.1397
Impact of Year-to-Year Price Variance on Operating Expense (Dollars in Millions)	$73	$(19)

CSX Corporation
OTHER INCOME (EXPENSE) (Unaudited)

	Quarters Ended
	Mar. 31,	Apr. 1,
	2006	2005	$ Change

Interest Income	$9	$7	$2
Income from Real Estate and Resort Operations	(9)	(8)	(1)
Minority Interest Expense	(5)	(3)	(2)
Miscellaneous	2	2	—

Total	$(3)	$(2)	$(1)

EMPLOYEE COUNTS (Estimated)

	Feb.	Feb.
	2006	2005	Change

Surface Transportation
Rail	32,614	31,243	1,371
Intermodal	1,037	1,061	(24)
Technology and Corporate	579	555	24

Total Surface Transportation	34,230	32,859	1,371

Other	908	1,060	(152)

Total	35,138	33,919	1,219